UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 3, 2013

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Gérard Laviec has resigned from his position as a Class II member of the Board, and as a member of the Audit and Compensation Committees of the Board, effective May 31, 2013.

Item 5.07                   Submission of Matters to a Vote of Security Holders

On May 28, 2013, Willis Lease Finance Corporation (the “Company”) held its Annual Stockholders’ Meeting (the “Annual Meeting”).  At the close of business on April 1, 2013, the voting record date, there were 8,685,280 common shares outstanding and entitled to vote.  At the Annual Meeting, 8,048,230, or 92.67%, of the outstanding common shares entitled to vote were represented by proxy or in person.

Proposal 1: Election of Directors.  The stockholders elected two Class III Directors for a three-year term expiring at the 2016 Annual Meeting of Stockholders.  The voting results were as follows:

Number of Votes Cast:

	For	Withheld	Broker Non-Votes
Charles F. Willis, IV	5,682,179	1,177,694	1,188,357
Hans Joerg Hunziker	5,446,335	1,413,538	1,188,357

The other directors whose term of office continued after the Annual Meeting are Robert T. Morris, Austin C. Willis and W. William Coon, Jr.  Gérard Laviec will continue as director after the Annual Meeting, through the May 31, 2013 effective date of his resignation from the Board.

Proposal 2:  Ratification of Appointment of Independent Registered Public Accounting Firm.  The stockholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the year 2013. The voting results were as follows:

Number of Votes Cast:

For	Against	Abstain	Broker Non-Votes
8,021,423	24,321	2,486	0

Item 7.01                   Regulation FD Disclosure.

On May 31, 2013, the Company issued a Press Release announcing Mr. Laviec’s resignation, A copy of this Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                   Financial Statements & Exhibits

The Company hereby furnishes the following exhibit pursuant to Item 7.01, “Regulation FD Disclosure”.

Exhibit No.	Description

99.1	Press Release dated May 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 3, 2013

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Bradley S. Forsyth
Bradley S. Forsyth
Senior Vice President and
Chief Financial Officer